Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

[●], 2021

FG Financial Group, Inc.

360 Central Ave, Suite 800

St. Petersburg, FL 33701

Re:	FG Financial Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to FG Financial Group, Inc., a Delaware corporation (the “Company”), in connection with its filing, with the Securities and Exchange Commission, of the Registration Statement on Form S-1, as amended prior to being declared effective (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).

Very Truly Yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP